Exhibit 21.1

List of Subsidiaries

Subsidiary	State of Organization

ARH-Arizona, LLC	Delaware

BCCI CA, LLC	Delaware

BCCI Management Company	Ohio

Buckeye Check Cashing, Inc.	Ohio

Buckeye Check Cashing II, Inc.	Ohio

Buckeye Check Cashing of Arizona, Inc.	Ohio

Buckeye Check Cashing of California, LLC	Delaware

Buckeye Check Cashing of Florida, Inc.	Ohio

Buckeye Check Cashing of Illinois, LLC	Delaware

Buckeye Check Cashing of Kansas, LLC	Delaware

Buckeye Check Cashing of Kentucky, Inc.	Ohio

Buckeye Check Cashing of Michigan, Inc.	Delaware

Buckeye Check Cashing of Missouri, LLC	Delaware

Buckeye Check Cashing of Virginia, Inc.	Ohio

Buckeye Check Cashing of Texas, LLC	Delaware

Buckeye Check Cashing of Utah, Inc.	Ohio

Buckeye Commercial Check Cashing of Florida, LLC	Delaware

Buckeye Credit Solutions, LLC	Delaware

Buckeye Credit Solutions of Arizona, LLC	Delaware

Buckeye Lending Solutions, LLC	Delaware

Buckeye Lending Solutions of Arizona, LLC	Delaware

Buckeye Small Loans, LLC	Delaware

Buckeye Title Loans, Inc.	Ohio

Buckeye Title Loans of California, LLC	Delaware

Buckeye Title Loans of Kansas, LLC	Delaware

Buckeye Title Loans of Missouri, LLC	Delaware

Buckeye Title Loans of Utah, LLC	Delaware

Buckeye Title Loans of Virginia, LLC	Delaware

CCCS Corporate Holdings, Inc.	Delaware

CCCS Holdings, LLC	Delaware

CCCIS, Inc.	California

California Check Cashing Stores, LLC	Delaware

Checksmart Financial Company	Delaware

Checksmart Financial Holdings Corp.	Delaware

Checksmart Financial, LLC	Delaware

Checksmart Money Order Services, Inc.	Delaware

Checksmart Money Order Services of Arizona, Inc.	Delaware

CS-Arizona, LLC	Delaware

Express Payroll Advance of Ohio, Inc.	Ohio

Fast Cash, Inc.	California

First Virginia Credit Solutions, LLC	Delaware

First Virginia Financial Services, LLC	Delaware

Hoosier Check Cashing of Ohio, LTD.	Ohio

Insight Capital, LLC	Alabama

Latin Card Strategies, LLC	Delaware

National Tax Lending, LLC	Delaware